Exhibit 10.1

FORM OF EXCHANGE AGREEMENT

This Exchange Agreement (“Agreement”) is made as of June 12, 2019 by and between MYnd Analytics, Inc., a Delaware corporation (“MYnd”), Telemynd, Inc., a Delaware corporation and wholly-owned subsidiary of MYnd (“Telemynd”) and [_____] (the “Preferred Stockholder”).

RECITALS

WHEREAS, the Preferred Stockholder is the beneficial owner of [_____] shares of Series A Preferred Stock, par value $0.001 per share, of MYnd and [_____] shares of Series A-1 Preferred Stock, par value $0.001 per share, of MYnd (collectively, the “MYnd Preferred Shares”);

WHEREAS, on January 4, 2019, MYnd entered into an Agreement and Plan of Merger and Reorganization (as amended on May 24, 2019, the “Merger Agreement”) with Emmaus Life Sciences, Inc. (“Emmaus”) and Athena Merger Subsidiary, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into Emmaus, with Emmaus surviving as a subsidiary of MYnd (the “Merger”);

WHEREAS, on March 27, 2019, MYnd entered into an Amended and Restated Separation and Distribution Agreement (“Separation Agreement”) with Telemynd pursuant to which all of the business and assets of MYnd and those liabilities of MYnd not retained by MYnd in connection with the Merger will be contributed to Telemynd, and holders of record of MYnd’s common stock will receive a pro rata distribution of Telemynd’s common stock, contingent upon the consummation of the Merger (the “Spin-Off”);

WHEREAS, the Merger Agreement provides that all of the MYnd Preferred Shares must cease to be outstanding prior to the effective time of the Merger; and

WHEREAS, MYnd and the Preferred Stockholder have agreed to execute this Agreement to comply with the terms of the Merger Agreement and to effect the exchange of each Share, immediately after the Spin-Off and prior to the Merger, for (i) one share of Common Stock, par value $0.001 per share, of MYnd (the “MYnd Common Shares”), and (ii) one share of Series A Preferred Stock, par value $0.001 per share of Telemynd (the “Telemynd Preferred Shares”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

1. Exchange of Shares.

1.1. Exchange.

1.1.1. At the Exchange Effective Time (as defined below), the Preferred Stockholder agrees to exchange each MYnd Preferred Share for a MYnd Common Share and a Telemynd Preferred Share.

1.1.2. At the Exchange Effective Time, MYnd agrees to issue to the Preferred Stockholder one MYnd Common Share in exchange for each MYnd Preferred Share held by the Preferred Stockholder prior to the Exchange Effective Time.

1.1.3. At the Exchange Effective Time, Telemynd agrees to issue to the Preferred Stockholder one Telemynd Preferred Share for each MYnd Preferred Share held by the Preferred Stockholder prior to the Exchange Effective Time.

1.2. Effective Time. The exchange of the MYnd Preferred Shares for MYnd Common Shares and Telemynd Preferred Shares shall take place immediately after the Spin-Off and prior to the effective time of the Merger (the “Exchange Effective Time”).

1.3. Closing Deliveries. At the Exchange Effective Time, the MYnd Preferred Shares shall automatically be cancelled and MYnd shall deliver, or cause to be delivered, to the Preferred Stockholder, the MYnd Common Shares in book-entry form, and MYnd shall instruct its transfer agent to register such issuance in the name of the Preferred Stockholder. At the Exchange Effective Time, Telemynd shall deliver, or cause to be delivered, to the Preferred Stockholder, the Telemynd Preferred Shares in book-entry form, and Telemynd shall instruct its transfer agent to register such issuance in the name of the Preferred Stockholder. The Preferred Stockholder will execute and deliver such other instruments of transfer and take such other actions as MYnd may reasonably request in order to facilitate the exchange of the MYnd Preferred Shares for MYnd Common Shares and Telemynd Preferred Shares hereunder.

2. Representations and Warranties.

2.1. MYnd hereby represents and warrants to the Preferred Stockholder as follows:

2.1.1. MYnd is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

2.1.2. All corporate action required to be taken by MYnd’s Board of Directors and stockholders in order to authorize MYnd to enter into this Agreement, and to issue the MYnd Common Shares, has been taken or will be taken prior to the Exchange Effective Time.

2.1.3. The MYnd Common Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by an Preferred Stockholder. Assuming the accuracy of the representations of the Preferred Stockholder in this Agreement and subject to the filings required to made under the Securities Act and “blue sky” laws, the MYnd Common Shares will be issued in compliance with all applicable federal and state securities laws.

2.2. Telemynd hereby represents and warrants to the Preferred Stockholder as follows:

2.2.1. Telemynd is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

2.2.2. All corporate action required to be taken by Telemynd’s Board of Directors and stockholders in order to authorize Telemynd to enter into this Agreement, and to issue the Telemynd Preferred Shares, has been taken or will be taken prior to the Exchange Effective Time.

2.2.3. The Telemynd Preferred Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by an Preferred Stockholder. Assuming the accuracy of the representations of the Preferred Stockholder in this Agreement and subject to the filings required to made under the Securities Act and “blue sky” laws, the Telemynd Preferred Shares will be issued in compliance with all applicable federal and state securities laws.

2.3. The Preferred Stockholder hereby represents and warrants to MYnd and Telemynd as follows:

2.3.1. The Preferred Stockholder has the requisite power and is authorized to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

2.3.2. This Agreement has been duly authorized, executed and delivered by the Preferred Stockholder, and this Agreement is a valid and binding agreement of the Preferred Stockholder.

2.3.3. The Preferred Stockholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

2.3.4. The Preferred Stockholder understands that the MYnd Common Shares and the Telemynd Preferred Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Preferred Stockholder’s representations as expressed herein. The Preferred Stockholder understands that the MYnd Common Shares and the Telemynd Preferred Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Preferred Stockholder must hold the MYnd Common Shares and the Telemynd Preferred Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Preferred Stockholder acknowledges that MYnd and Telemynd have no obligation to register or qualify the MYnd Common Shares or the Telemynd Preferred Shares. The Preferred Stockholder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the MYnd Common Shares and the Telemynd Preferred Shares, and on requirements relating to MYnd and Telemynd which are outside of the Preferred Stockholder’s control, and which MYnd and Telemynd are under no obligation and may not be able to satisfy.

3. Agreement to Convert Telemynd Preferred Shares; Proxy.

3.1. Conversion of Telemynd Preferred Shares. The Preferred Stockholder hereby agrees that if (i) Telemynd sells shares of its common stock, par value $0.001 per share (“Telemynd Common Shares”), in one or more registered public offerings or a private placements, at a price per share that is equal to, or in excess of, three times the current conversion price of the Telemynd Preferred Shares or (ii) the Telemynd Common Shares trade on a national securities exchange and the Telemynd Common Shares have a closing sale price that is equal to, or in excess of, three times the current conversion price of the Telemynd Preferred Shares for at least five (5) consecutive days, all of the Telemynd Preferred Shares shall automatically convert into Telemynd Common Shares without any further action on the part of Telemynd or the Preferred Stockholder.

4. Miscellaneous.

4.1. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

4.2. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

4.3. Entire Agreement. This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

4.4. Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.5. Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of MYnd, Telemynd and the Preferred Stockholder. Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and MYnd and Telemynd.

4.6. Headings; Construction. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) “it” or “its” or words denoting any gender include all genders and (c) the word “including” means “including without limitation,” whether or not expressed.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

MYND ANALYTICS, INC.

By:
Name:
Title:

TELEMYND, INC.

By:
Name:
Title:

PREFERRED STOCKHOLDER:

[_____]

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